                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 26, 1998 relating to the consolidated financial statements of Coffee People, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
-------------------------------------------------
    PricewaterhouseCoopers LLP

San Francisco, California

June 4, 1999